UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 30, 2008

AMERICAN STATES WATER COMPANY
 (Exact name of registrant as specified in its charter)

California	001-14431	95-4676679
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

630 East Foothill Blvd. San Dimas, California		91773
(Address of principal executive offices)		(Zip Code)

GOLDEN STATE WATER COMPANY
(Exact name of registrant as specified in its charter)
Registrant’s telephone number, including area code: (909) 394-3600
California	001-12008	95-1243678
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

630 East Foothill Blvd. San Dimas, California		91773
Registrant’s telephone number, including area code: (909) 394-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing requirement of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In order to comply with Section 409A of the Internal Revenue Code, as amended, and the Treasury regulations thereunder, the Board of Directors of American States Water Company approved the following amendments to the Company’s employee benefit plans on October 31, 2008:

•
the 2003 Non-Employee Directors Plan was amended to (1) provide that dividend equivalents on options are paid by the Company until the earlier of (a) termination of service for cause or (b) the third anniversary from the date of grant, regardless of exercise; (2) specify the timing of payment of dividend equivalents; and (3) eliminate the ability of a director to elect a form of payment other than a lump sum; and

•
the Pension Restoration Plan was amended to (1) allow existing and former participants who have not begun receiving benefits to make an election in 2008 regarding when benefit payments will commence, (2) specify when benefits will commence for future participants, (3) specify when benefits will commence for surviving spouses, and (4) provide a six-month delay in the receipt of benefits for specified employees.

In order to comply with Section 409A of the Internal Revenue Code, as amended, and the Treasury regulations thereunder, the Board of Directors of Golden State Water Company approved an amendment to the existing Change in Control Agreements as well as the form of Change in Control Agreement to be provided to new executive officers on October 31, 2008 to specify (1) what perquisites are covered and when they will be paid, (2) when payments that are delayed as a result of Section 162(m) will be paid, and (3) when any gross up payments will be paid.

In order to comply with Section 409A of the Internal Revenue Code, as amended, and the Treasury regulations thereunder, the Compensation Committee approved the following amendments on October 30, 2008:

•
amendments to certain Restricted Stock Unit Award Agreements granted under the 2000 Stock Incentive Plan to (1) eliminate accelerated payment of restricted stock units upon change of control and (2) impose a six-month delay for payment of restricted stock units that are paid upon separation from service by a specified employee; and

•
amendments to the form of Restricted Stock Unit Award Agreement under the 2008 Stock Incentive Plan so that it is consistent with the amended Restricted Stock Unit Award Agreement under the 2000 Stock Incentive Plan.  Thus, the revised award agreement (1) provides for accelerated vesting (but not payment) upon “retirement age” or “change in control” and (2) imposes a six-month delay for payment of restricted stock units that are paid upon separation from service by a specified employee.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors of American States Water Company amended the Bylaws of the Company on October 31, 2008 to delete all references to the Chairman of the Board acting as an officer of the Company, to permit the Board to select a Vice Chairman of the Board, if the Board so desired and to provide for more flexibility regarding the types of officers that the Company may have.  The Board of Directors also appointed Floyd E. Wicks as Vice Chairman of the Board effective January 1, 2009.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

Exhibit 3.1	Bylaws, as amended

Exhibit 10.1	2003 Non-Employee Directors Plan, as amended

Exhibit 10.2	Pension Restoration Plan, as amended

Exhibit 10.3	Form of amendment to Restricted Stock Unit Agreement for the 2000 Stock Incentive Plan

Exhibit 10.4	Form of Restricted Stock Unit Agreement for the 2008 Stock Incentive Plan

Exhibit 10.5	Form of Change in Control Agreement

Exhibit 10.6	Form of amendment to Change in Control Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY
Date: November 5, 2008	/s/ Eva G. Tang
Eva G. Tang Senior Vice President – Finance, Chief Financial Officer, Corporate Secretary & Treasurer